PETRO RIVER STRIKES SECOND OIL FIELD DISCOVERY IN OSAGE COUNTY, OKLAHOMA IN THE PAST 30 DAYS

NEW YORK, NY, May 30, 2017 Petro River Oil Corp. (OTCBB: PTRC) (“Petro River” or the “Company”), an independent oil and gas exploration company, announced today the discovery of a second oil field in its 106,500 acre concession in Osage County, OK following the successful drilling of the Red Fork 1-3 exploration well.

The Red Fork 1-3 well was spud May 15th, 2017 and was drilled to a depth of approximately 2,820 feet. Initial results indicate up to 30 feet of oil productive formation.  Following flow and fracking tests, the Company plans to confirm IP rates.

The Red Fork 1-3 well tested multiple zones, which resulted in the discovery of  a separate chat field, potentially larger than the 20 feet of oil productive formation in the Chat 2-11 discovery announced on May 15, 2017.

This discovery continues to validate the Company’s use of modern 3D seismic technology to identify oil structures that were overlooked in historically prolific areas. The 3D seismic identified structures containing potentially over 2.5 million barrels of oil on 1,610 acres of the 4,480 acres of structural closure.

The Company plans to announce a development program following further results from both the Red Fork 1-3 and Chat 2-11.

“This is a significant 2nd discovery for Petro River and we are excited with the initial results,” said Petro River president Stephen Brunner.

In addition, the Company is currently using similar 3D seismic technology on its California projects, which have significantly larger prospective reserves.

ABOUT: PETRO RIVER OIL CORP (OTC: PTRC)

Petro River Oil Corp. (OTC: PTRC) is an independent energy company with its core holdings in Northeast Oklahoma and Kern County, California. Petro River’s strategy is to apply modern technology, such as 3-D Seismic analysis to exploit hydrocarbon-prone resources in historically prolific plays and underexplored prospective basins to build reserves and to create value for the Company and its shareholders. Petro River owns a 20% equity interest in Horizon Energy Partners, LLC and its’ president, Stephen Brunner, is also a member of the Board of Managers of Horizon Energy Partners, LLC.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking and other statements that are not historical facts. Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other forward looking statements will not occur, which may cause actual performance and results in future periods to differ materially from any estimates or projections of future performance or results expressed or implied by such forward looking statements. These forward looking statements, projections and statements are subject to change and could differ materially from final reported results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. Petro River assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities law. Additionally, Petro River undertakes no obligation to comment on the expectations of, or statements made by, third parties in respect to the matters discussed above. Readers should also carefully review the “Risk Factors” in Petro River’s annual report on Form 10-K, its quarterly reports on Form 10-Q, and other reports filed with the SEC under the Securities Exchange Act of 1934, as amended.

For additional information about Petro River Oil, please visit http://petroriveroil.com/ or contact:

Investor Relationsir@petroriveroil.comtelephone: (469) 828-3900